EXHIBIT 10.1

                                    AGREEMENT

                            Executed on July 31, 2007 (the "EFFECTIVE DATE")

                                    Between

                            MR. SHIMON CITRON I.D. 53553459
                            4 Ovadia St., Ramat Gan
                            ("SHIMON")

                                    and

                            WINNER SPORT 2002 (ISRAEL) LTD. REG # 513272575 4 Ovadia St., Ramat Gan
                            ("WINNER SPORT")

                                    and

                            CITRON INVESTMENTS LTD. REG # 512083270
                            4 Ovadia St., Ramat Gan
                            ("CITRON INVESTMENTS")

                                     (All three jointly and severally: "CITRON")
                                                        Party of the First Part,

                                    and

                            ZONE 4 PLAY (ISRAEL) LTD. REG # 513131094
                            ATIDIM BLDG. # 2
                            ("ZONE 4 PLAY ISRAEL")

                                                       Party of the Second Part,

                                    and

                           ZONE 4 PLAY, INC. REG # __________
                           ("THE MOTHER COMPANY")

                                                         Party of the Third Part

                           ZONE 4 PLAY , INC. REG # __________
                           ("THE DELAWARE COMPANY")

                                                        Party of the Fourth Part
                                               (all three jointly and severally:
                                                        the "ZONE 4 PLAY GROUP")

WHEREAS the management services relationship between Citron and Zone 4 Play Group were terminated on May 8th, 2007 (the "DATE OF SERVICE TERMINATION"); and

WHEREAS        Shimon is a shareholder in the Mother Company;


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WHEREAS        Winner Sport and Citron Investments are companies wholly owned by
               Shimon, which provide management services to Zone 4 Play Israel, and the parties wish to resolve all disputes arising, inter alia, from Management Services;

WHEREAS certain disputes arose between Citron and/or Zone 4 Play Group regarding Citron's rights with respect to services rendered to the Zone 4 Play Group, the termination thereof and other matters; and

WHEREAS Citron and the Zone 4 Play Group wish to resolve all disputes in accordance with the provisions contained herein;

WHEREAS the parties have agreed that in accordance with the provisions contained herein Citron shall cease to render management services for the Zone 4 Play Group (whether directly or via other companies) (the "MANAGEMENT SERVICES");

THEREFORE, THE PARTIES AGREE AND AFFIRM AS FOLLOWS:

1. The recitals of this Agreement and its Appendices constitute an integral part hereof.

2. As consideration for Citron's undertaking under sections 8, 13-14, the Zone 4 Play Group shall pay Citron the following:

     a. Upon the Mother Company's shares reaching an average value of $ 0.50 - based on VWAP (Volume Weighted Average Price) for at least 14 (fourteen) consecutive trading days, with a minimum volume of 20,000 shares per day - so long as this occurs within the first three (3) years after the Effective Date - $50,000;

     b. Upon the Mother Company's shares reaching an average value of $ 0.75 - based on VWAP for at least 14 (fourteen) consecutive trading days, with a minimum volume of 20,000 shares per day - so long as this occurs within the first three (3) years after the Effective Date - an additional $150,000;

     c. Reasonable legal fees (but no greater than US$ 65,000.- plus VAT where applicable) incurred by Citron, which arose from termination of the Management Services, as against duly issued invoices.

     d. Each payment shall be effectuated within seven (7) days from the date on which a right to payment arises.

3. Zone 4 Play Group shall have no claim and/or demand against Citron regarding sums which Zone 4 Play Group paid to Citron before the Effective Date.

4. As further consideration for Citron's undertaking under sections 8, 13-14, the Mother Company shall grant Citron Investments Ltd., 500,000 fully vested warrants at an exercise price of US$ 0.575 for each share of Common stock (par value $_0.001). The warrants shall be in standard format issued by the Mother Company and exercisable for a period of 3 years as of the Effective Date, and shall include piggyback registration rights (the piggyback registration shall be subject to applicable law and all existing agreements of the Mother Company).

5. The Mother Company shall provide Citron with a duly authorized statement that the exercise period of his current Stock Options (i.e. 1,863,000 options) shall be extended, so that the current Stock Options shall expire on July 31, 2010.


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


6. Unless otherwise decided by the shareholders, Shimon shall be entitled to remain member of the board and as long as he is a board member, he shall be entitled to receive options in terms and quantity equal to the other board members.

7. Zone 4 Play Group hereby declares that it has no claim and/or demand against Citron relating to actions which were reported to the Board of Zone 4 Play Group throughout the term that the Management Services were provided or were known to the Zone 4 Play Group and/or the Board of Directors as of the Effective Date of this Agreement.

8. Citron hereby declares that Zone 4 Play Group's fulfillment of all obligations under this Agreement, shall constitute complete and final settlement of all of his claims, demands and causes of action (whether alleged or not) against the Zone 4 Play Group, its affiliates and directors. Without derogation from the above, Citron declares that this Agreement shall constitute complete and final settlement of all of its claims, demands and causes of action against the Zone 4 Play Group, its affiliates and directors relating to Citron's Management Services with Zone 4 Play Israel, termination of Management Services, the manner of such termination and/or any other claim, and neither Citron nor any person on their behalf shall have any claims, demands or causes of action whatsoever, according to any law, agreement or any other source, against any such persons with regard to any matter that is related to or connected with Zone 4 Play Group, directly or indirectly. It is hereby agreed that Citron's undertakings under this section 8 shall apply only to claims, demands and causes of action against Zone 4 Play Group relating to the period of time prior to the Effective Date.

     For the avoidance of doubt, it is clarified that Citron's waiver above shall not be deemed to be a waiver on behalf of Winner.Com (UK) Limited, regarding, inter alia, claims, demands and causes of action that may arise in relation to the current and/or future agreements (whether direct or indirect) between Winner.Com (UK) Limited, and Two Way Media Ltd. and/or the Mother Company and/or the Delaware Company, relating to any business including the TV Business as defined below, Cellular Phone business and/or Internet business.

     The Parties shall cause the dismissal with prejudice of all litigation proceedings lodged against each other, and currently pending in the Israeli courts, by signing upon the draft application attached to this Agreement and any other documents necessary for the dismissal of all defendants in said File (regardless of whether they are parties to this Agreement).

9. Zone 4 Play Israel shall duly exempt Citron of any and all liabilities to Bank Hapoalim (the "BANK"), which Citron has taken upon himself throughout the term of services provided by Citron, and furnish Citron within 7 days of the Effective Date with the relevant documents from the Bank stating Citron is no longer liable for Zone 4 Play Israel's obligations towards the Bank.

10. As of the Effective Date of this Agreement, Zone 4 Play Group shall have no further requirements of Citron relating to Management Services rendered and Citron shall have no further obligations towards Zone 4 Play Group in relation to Management Services rendered and obligations deriving from such Management Services.

11. The parties hereby declare that they will respect each other and not harm each other in any way and continue to cooperate for the good of Zone 4 Play Group.

12. This Agreement represents the entire agreement between the parties, and supersedes any prior agreements, arrangements, presentations or understandings (unless otherwise provided herein). In the event of a discrepancy between the provisions of this Agreement and the provisions of any agreements, understandings or presentations, the terms and conditions of this Agreement shall prevail.


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


13. Citron hereby agrees that, for a period of one (1) year after the Effective Date, he shall not, either as an employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in any business that is in the business of Participation TV and/or Interactive TV ("THE TV BUSINESS"), and shall not invest in any publicly traded company over the amount of five hundred thousand dollars ($500,000) that is in the TV Business for a period of one year immediately following the Effective Date of this Agreement, except upon express written consent of Zone 4 Play Group.

14. Citron agrees that, for a period of two (2) years after the Effective Date, Citron shall not, directly or indirectly:

     a. influence or attempt to influence customers or suppliers of Zone 4 Play Group, or any of its parent, subsidiaries or affiliates, to divert their TV Business to any entity other than in the Zone 4 Play Group, nor

     b. solicit or recruit any employee of Zone 4 Play Group for the purpose of being employed by him or by any other entity and (without derogating from any other confidentiality obligations to which he is obligated as director or under law) that he will not convey any confidential information about other employees of Zone 4 Play Group to any other person.

15. All of the amounts paid according to this agreement are gross amounts and Zone 4 Play Group shall withhold the appropriate amounts for tax purposes ("Mas Bamakor") as and if required by law. Citron shall provide the appropriate company of the Zone 4 Play Group, as determined at time of payment by CEO of Zone 4 Play Group, with accurate tax invoices ("Heshbonit Mas") for each payment.

16. Any notice shall be deemed to have been received by the addressee seventy-two hours following the date of dispatch of the notice by post or, where the notice or other document is sent by hand, at the time of delivery, and if sent by facsimile, the date such facsimile was sent. The parties' addresses are as mentioned in the heading of this Agreement.

17. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Israel. The competent courts of the city of Tel-Aviv-Jaffa shall have exclusive jurisdiction to hear all disputes arising in connection with this Agreement.

18. Citron declares that he is signing this Agreement after conferring with counsel of his choice, including an attorney.


                                                       By: /s/ Uri Levy
BY: /S/ SHIMON CITRON                                  BY: /S/ ADIV BARUCH
---------------------                                  -------------------
      Shimon                                           Zone 4 Play Israel

                                                       By: /s/ Uri Levy
BY: /S/ SHIMON CITRON                                  BY: /S/ ADIV BARUCH
---------------------                                  -------------------
 Citron Investments                                    The Mother Company

                                                       By: /s/ Uri Levy
BY: /S/ SHIMON CITRON                                  BY: /S/ ADIV BARUCH
---------------------                                  -------------------
    Winner Sport                                       The Delaware Company


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